Exhibit 99.2
First Quarter 2022 Results May 5, 2022 Exhibit 99.2

Cautionary Statements

Forward-Looking Statements: This presentation includes “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from these statements. Forward-looking statements are often identified by words like “will,” “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” or negatives of these words or similar expressions. Forward-looking statements include, among others, the following: statements about our expected financial performance and outlook, including sales volume, expenses, tax rates, and liquidity; operators’ expected operating and financial performance, including production, deliveries, mine plans, mineral resources and reserves, development, construction, and liquidity; and receipt of metal deliveries.

Factors that could cause actual results to differ materially from these forward-looking statements include, among others, the following: a lower-price environment for gold, silver, copper, nickel or other metals; operating activities or financial performance of properties on which we hold stream or royalty interests, including inaccuracies in operators’ disclosures, variations between actual and forecasted performance, operators’ ability to complete projects on schedule and as planned, operators’ changes to mine plans, mineral reserves and resources, liquidity needs, mining and environmental hazards, labor disputes, distribution and supply chain disruptions, permitting and licensing issues, contractual issues involving our stream or royalty agreements, or operational disruptions due to COVID-19, including due to variant strains of the virus; risks associated with doing business in foreign countries; increased competition for stream and royalty interests; environmental risks, included those caused by climate change; potential cyber-attacks, including ransomware; our ability to identify, finance, value and complete acquisitions; adverse economic and market conditions; changes in laws or regulations governing us, operators or operating properties; changes in management and key employees; and other factors described in our reports filed with the Securities and Exchange Commission, including our Transition Report on Form 10-K for the period ended December 31, 2021. Most of these factors are beyond our ability to predict or control.

Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements. .

Statement Regarding Third-party Information: The disclosures herein relating to properties and operations on the properties in which Royal Gold holds stream or royalty interests are based primarily on information publicly disclosed by the operators of these properties and information available in the public domain as at the date hereof. Royal Gold does not independently prepare or verify this information and, as the holder of the stream or royalty interest, does not have access to the properties or operations or to sufficient data to do so. Additionally, Royal Gold may from time to time receive information from the operators of the properties that is not publicly disclosed by the operators and that Royal Gold is not permitted itself to disclose to the public. Royal Gold is dependent on the operators of the properties to provide information to Royal Gold. There can be no assurance that such third-party information is complete or accurate. Royal Gold’s stream or royalty interests often cover only a portion of the publicly reported mineral reserves, mineral resources, and production of a property or operation and information publicly reported by operators may relate to a larger property or operation than the area covered by Royal Gold’s stream or royalty interest. There are numerous uncertainties inherent in estimates of mineral reserves, mineral resources and production, many of which are outside the operators’ control. Mineral resources are subject to future exploration and development and associated risks and may never convert to future mineral reserves. If any of the assumptions that operators make in connection with estimates of mineral reserves, mineral resources, or production are incorrect, actual production could be significantly lower than estimated, which could adversely affect Royal Gold’s future revenue and the value of its investments. In addition, if operators’ estimates with respect to the timing of production are incorrect, Royal Gold may experience variances in expected revenue from period to period.

References to Years: All references in this presentation to years are to the twelve months ended or ending December 31 of the referenced year, unless otherwise noted.



ROYAL GOLD, INC. | Q1 2022 RESULTS | MAY 5, 2022

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3 ROYAL GOLD, INC. | Q1 2022 RESULTS | MAY 5, 2022 Today’s Speakers Bill Heissenbuttel President and CEO Paul Libner CFO and Treasurer Mark Isto Executive VP and COO, Royal Gold Corp.

4 ROYAL GOLD, INC. | Q1 2022 RESULTS | MAY 5, 2022 Q1 2022 Overview • Highlights • Revenue of $162.4M • Cash flow from operations of $101.1M • Net income of $65.7M, or $1.00/share • $0.99/share after adjustments 1 • $23.0M dividends paid • Debt free with $183.7M of cash and ~$1.2B total available liquidity • Notable recent developments • Included in S&P High Yield Dividend Aristocrats Index • Provided inaugural full year sales, DD&A and effective tax rate guidance • Increased Khoemac a u stream interest to 100% of payable silver • Acquired royalty on the Lawyers Project in British Columbia • Issued inaugural ESG report

5 ROYAL GOLD, INC. | Q1 2022 RESULTS | MAY 5, 2022 65% 35% Q1 2022 Revenue Solid portfolio performance provided GEOs 2 of 86,500 and revenue of $162.4 million $162.4M Royalty Segment $57.1M Stream Segment $105.3M +21% YoY Higher contribution from Cortez and initial contribution from Red Chris +10% YoY Higher contribution from Mount Milligan and initial contribution from Khoemac a u and NX Gold Lower contribution from Pueblo Viejo

6 ROYAL GOLD, INC. | Q1 2022 RESULTS | MAY 5, 2022 Operator Updates 3 Khoemac a u 4 • Ramp - up proceeding well: • Q1 mining rate increased steadily to ~5,700 t/d in March • On track for 10,000 t/d full production by Q4 2022 • Liquidity expected to be sufficient to reach full production Mount Milligan • Increase in 2021 resources after infill drilling program • Amendment to environmental assessment certificate to allow access to long term water sources • Updated technical report expected in Q2 2022 Pueblo Viejo • Plant expansion 39% complete at end of March • Completion expected by end of 2022 • Tailings capacity expansion studies continuing

7 ROYAL GOLD, INC. | Q1 2022 RESULTS | MAY 5, 2022 Operator Updates 3 Cortez • Dec. 31, 2021 gold reserves: 4.1M oz (61.6Mt at 2.08 g/t), comprised of 3.0M oz at Crossroads/Pipeline and 1.1M oz at Goldrush • Production profile provided for Crossroads/Pipeline royalty areas: • 2022: 280,000 oz; 2022 - 2026 average: 332,000 oz/ yr • Royal Gold interest equivalent to ~8% GSR royalty on this profile Rainy River • Updated technical report • Mine life extended by 3 years to 2031 • 569,000 oz of gold converted to reserves in the underground main zones NX Gold • Dec. 31, 2021 reserves and resources: • Proven and probable reserves up by 25% • Measured and indicated resources up by 32% • Royal Gold funded $3.2M additional advance stream payment for exploration and resource success

8 ROYAL GOLD, INC. | Q1 2022 RESULTS | MAY 5, 2022 Q1 2022 Financial Results * Volume growth calculated using average realized metal prices for Q1 2021 AVERAGE REALIZED METAL PRICES $1,794 $1,877 Q1'21 Q1'22 Gold $26.26 $24.01 Q1'21 Q1'22 Silver $3.86 $4.53 Q1'21 Q1'22 Copper +5% +17% - 9% TOTAL REVENUE Q1 2021 Q1 2022 Price Driven Volume Driven COMMODITY PRICE +5% VOLUMES * +9% +14% Gold Silver Copper Others GOLD 71% Q1 2022 REVENUE BY METAL $162.4M $142.6M 14% 10% SILVER COPPER

9 ROYAL GOLD, INC. | Q1 2022 RESULTS | MAY 5, 2022 March 31, 2022 Liquidity • ~$1.2B of liquidity available at March 31, 2022 • $0M debt drawn as of March 31, 2022 • Outstanding near - term commitments: • $6.8M potential exploration and resource payments for NX Gold Stream March 31, 2022 Amount (US$ M) Undrawn revolving credit facility 1,000 Working capital 209 Total available liquidity $1,209

10 ROYAL GOLD, INC. | Q1 2022 RESULTS | MAY 5, 2022 Endnotes 1. Adjusted net income and adjusted net income per share are non - GAAP financial measures. See Schedule A to the accompanying press release dated May 4, 2022, for more information. 2. Gold Equivalent Ounces (“GEOs”) are calculated as reported revenue (in total or by reportable segment) for a period divided by the average gold price for that same period .. DD&A per GEO is calculated as reported depreciation, depletion and amortization for a period divided by GEOs for that same period 3. Certain information on this slide has been provided by the operators of these properties or is publicly available information di sclosed by the operators. 4. Certain information on this slide was provided to the Company by Khoemac a u Copper Mining (Pty.) Limited, the majority owner and developer of the Khoemac a u Project. The production, design, engineering, construction and equipment information, and other technical and economic information provided to the Company and presented here, or forming the basis of information presented here, is not publicly a vai lable. This information may not have been prepared in accordance with applicable laws, stock exchange rules or international standards go ver ning preparation and public disclosure of technical data and information relating to mineral properties. The Company has not veri fie d, and is not in a position to verify, and expressly disclaims any responsibility for the accuracy, completeness, or fairness of this third - party information, and investors are cautioned not to rely on this information.

Tel. 303.573.1660 investorrelations@royalgold.com www.royalgold.com